UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 24, 2008 (January 21, 2008)
Date of Report (Date of earliest event reported)
STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24015 (Commission File No.)	54-1890464 (IRS Employer Identification No.)
14040 Park Center Road
Herndon, Virginia 20171
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 674-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On January 21, 2008, the Audit Committee of the Board of Directors and management of SteelCloud, Inc. (the “Company”) determined, in consultation with the Company’s full Board of Directors, that the following financial statements of the Company should not be relied upon:
     (1) the Company’s audited consolidated financial statements in the Annual Reports on Forms 10-K for the periods ending: October 31, 2003, 2004, 2005 and 2006; and
     (2) the Company’s unaudited consolidated financial statements in the Quarterly Reports on Forms 10-Q for the periods ending: January 31, 2003, 2004, 2005, 2006 and 2007; April 30, 2003, 2004, 2005, 2006 and 2007; and July 31, 2003, 2004, 2005, 2006 and 2007.
The Company determined that it had historically incorrectly classified certain direct and indirect manufacturing costs in its consolidated statements of operations, resulting in an understatement of cost of goods sold and a comparable overstatement of operating expenses. This misclassification was discovered as a result of the Company’s management’s review of financial information required to be reported in the Company’s Annual Report on Form 10-K for the period ended October 31, 2007.
As a result of the review, management determined that an accounting error was made in the Company’s reports as filed with the Securities and Exchange Commission (the “Commission”) for prior reporting periods (as indicated above). The incorrect allocation, which will be more fully described in the footnotes to the financial statements in the Company’s Annual Report on Form 10-K for the period ended October 31, 2007 (which the Company intends to file with the Commission within the prescribed time allowed by the Securities Exchange Act of 1934, as amended) include (i) allocation of direct and indirect manufacturing costs to cost of goods sold, and (ii) allocation of direct and indirect manufacturing costs to inventory, associated with (i) above.
Discovery of the incorrect allocation has lead the Company’s management, in consultation with the Company’s Audit Committee, Board of Directors, and Grant Thornton LLP, the Company’s independent registered public accounting firm, to undertake a restatement of the Company’s financial statements for the periods indicated above, which the Company will set forth and explain in its Annual Report on Form 10-K for the period ended October 31, 2007. The restatement will reclassify operating expenses to cost of goods sold. As such, cost of goods sold will decrease and operating expenses (general & administrative costs) will decrease for the periods indicated above. In addition, net income (loss) will be adjusted for the periods indicated above as a result of allocating direct and indirect costs to inventory.

The following tables present the estimated impact of this incorrect allocation on our consolidated total gross profit, general and administrative expense and net (loss)/income for the years ended October 31, 2006, 2005, 2004 and 2003. Actual amounts will be reflected in the Annual Report on Form 10-K for the year ended October 31, 2007:

	Fiscal Year 2006		Fiscal Year 2005
		Restated		Restated
	As Reported	(Unaudited)	As Reported	(Unaudited)

Gross profit	$4,981,110	$3,800,000	$8,611,148	$7,100,000

General and administrative expense	$5,972,323	$4,800,000	$5,806,432	$4,400,000

Net (loss) available to common stockholders	$(10,040,153)	$(10,050,000)	$(129,654)	$(250,000)

	Fiscal Year 2004		Fiscal Year 2003
		Restated		Restated
	As Reported	(Unaudited)	As Reported	(Unaudited)

Gross profit	$6,172,724	$5,100,000	$6,689,537	$5,100,000

General and administrative expense	$5,711,218	$4,550,000	$4,550,414	$3,200,000

Net (loss) income available to common stockholders	$(880,940)	$(800,000)	$219,988	$(50,000)
The matters disclosed in this Current Report on Form 8-K have been discussed and reviewed by and between the Company’s management, Audit Committee, Board of Directors and the Company’s independent registered public accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.
By:	/s/ Robert E. Frick
Robert E. Frick, Chief Executive Officer

January 24, 2008

4